UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 24, 2018

HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (410) 823-4510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Adoption of Incentive Compensation Plan for Executive Management.  On September 24, 2018, Hamilton Bank (the "Bank"), the wholly owned subsidiary of Hamilton Bancorp, Inc. (the "Company"), adopted the Hamilton Bank Annual Incentive Plan for Executive Management (the "Plan").  The Plan was adopted as a separate and new plan for the named executive officers of the Company.  The Plan focuses on financial measures that are critical to the Bank's growth and profitability and will be utilized to align the interests of the senior management team with stockholders of the Company by paying cash bonus awards that are linked to the performance of the Bank.  The Plan shall remain in effect until terminated, modified or amended by the Compensation Committee of the Board of Directors of the Bank (the "Compensation Committee").

For each plan year (April 1st to March 31st), the Compensation Committee will establish performance objectives for each named executive officer participating in the Plan (the "participant").  If the performance objectives are met, the participant is entitled to a bonus award under the Plan equal to a pre-established percentage of the participant's salary, as determined by the Compensation Committee, in its sole discretion.  Notwithstanding the foregoing, a participant is only eligible to receive a bonus award under the Plan if (1) the participant's overall performance level is at "fully achieved standards," based on the Bank's annual performance review, and (2) the Bank satisfies a pre-established overall performance gate or trigger, as determined by the Compensation Committee for the applicable plan year.  The Compensation Committee has discretion to amend, modify or adjust the bonus awards payable under the Plan as needed to reflect business environment, market condition and credit quality that may affect the Bank's performance, financial soundness and funding for this Plan.

Each participant's performance objective for the applicable plan year is determined annually at the discretion of the Compensation Committee, but generally will include: (1) objective performance targets focused on financial performance and asset quality, and (2) subjective, discretionary performance targets such as particular qualitative factors for each participant, based on his or her duties for the Bank.  Each performance objective will be defined at three levels (threshold, target, and stretch) to correspond with the Bank's strategic objectives and budgetary plans and will be weighted based on priority as a percentage of the bonus award eligible to be paid to the participant for the applicable plan year.

Bonus awards will be paid to each participant in a lump sum within two and one-half (2 ½) months following the end of each plan year.  Unless otherwise determined by the Compensation Committee, a participant who is not employed as of the payout date of his or her bonus award under the Plan shall forfeit such bonus award.  However, in the event of the participant's death or disability at any time during the plan year or the participant's retirement (as defined in accordance with the Bank's policies and practices) on or after January 1st of the plan year, the participant, or the participant's estate, will be paid a pro-rated bonus award.

 All awards made under the Plan are subject to potential clawback in accordance with the terms of the Bank's clawback policy or applicable law, as may be in effect from time to time.

The foregoing description of the material terms of the Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are attached as part of this report:

Exhibit No.	Description

10.1	Hamilton Bank Annual Incentive Plan for Executive Management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: September 28, 2018	By: /s/ John P. Marzullo
John P. Marzullo
Vice President, Chief Financial Officer
and Treasurer